Exhibit 10.9

LICR REF LUD2240

8 June 2011

Attention: Mr David Pritchard KALOBIOS PHARMACEUTICALS INC a Delaware corporation, having an address at 260 East Grand Avenue, South San Francisco, CA 94040, USA (KaloBios) FAX: 1 650 343 3260

Attention: Mr Edward McDermott, copy to Dr Jonathan Skipper LUDWIG INSTITUTE FOR CANCER RESEARCH LIMITED a Swiss not-for-profit corporation with its registered office at Stadelhoferstrasse 22, 801 Zürich, Switzerland and having an office at 666 Third Avenue, 28th Floor, New York, NY 10017, USA (LICR)

FAX: 1 212 450 1535

RE:                          Addition of Patent 5 to License Agreement Between Ludwig Institute for Cancer Research and KaloBios (LICR Ref: LUD2240)

The parties wish to formally incorporate new Joint Program Patent that has resulted from the Joint Program Research carried out under the Collaborative Research Agreement (LUD2259.2) to the Exhibit A of the License Agreement (LUD2240) between Ludwig Institute for Cancer Research Ltd and KaloBios Pharmaceuticals Inc (“the Agreement”).

Addition - Exhibit A should have inserted the following:

Patent 5

(a)                                 Provisional patent application US61/356.522 filed on 18 June 2010 and entitled “Detection of EphA3 as a Marker of the Presence of a Solid Tumor”;

(b)                                 all patent applications (including foreign applications) that are filed or may later be filed based on or corresponding to the application in (a);

(c)                                  all divisional and continuations, in whole or in part, applications, and reissue applications based on any of the foregoing patent applications;

(d)                                 all issued and unexpired patents resulting from any application in (a), (b), or (c) above;

(e)                                  all issued and unexpired reissue, re-examination, renewal or extension patents that may be based on any such patents; and

(f)                                   any invention or discovery; manner, method or process of manufacture; method or principle of construction; chemical composition or formulation; biological material; or scientific, technical or engineering information or document which is encompassed or taught in the patents or patent applications referred to in paragraphs (a) to (e).

To indicate the parties’ agreement to this addition of Joint Program Patent please sign and date the acknowledgement at the end of this letter (“the Letter Agreement”) and send one copy by facsimile to the other party as indicated above.

Unless defined expressly in this Letter Agreement, capitalised letters in this Letter Agreement have the meanings given to them in the Agreement.

Yours sincerely,

KALOBIOS PHARMACEUTICALS INC		LUDWIG INSTITUTE FOR CANCER RESEARCH
[SEAL]
/s/ David W Pritchard		/s/ Edward A McDermott, Jnr
David W Pritchard		Edward A McDermott, Jnr
Chief Executive Officer		President

Witness:	/s/ Consuela Alatoure	Witness:	/s/ Karen Hyland
Karen Hyland

/s/ Jonathan Skipper, PhD
Jonathan Skipper, PhD
Executive Director of Technology Development

		Witness:	/s/ Nadette Bulgin
Nadette Bulgin